SECURITIES PURCHASE AGREEMENT

This Agreement (the “Agreement”) is made as of the 20th day of July, 2006 by and between Jordan 1 Holdings Company, a Delaware corporation having its offices at 501 Johnstone Avenue, Suite 501, Bartlesville, OK, 74003 (the “Issuer”), and Venture Fund I, Inc., a Nevada corporation having its offices at 2726 Northgate Village Drive, Houston, TX 77068 (the “Seller”).

W I T N E S S E T H:

    WHEREAS, the Seller is the owner of 29,000,000 shares of the Issuer’s common stock, par value $.001 per share (“Common Stock”), which represents a controlling interest in the Issuer; and

WHEREAS, the Seller desire to sell to the Issuer, and the Issuer desires to purchase from the Seller, 29,000,000 shares of Common Stock (the “Shares”), on and subject to the terms of this Agreement;

WHEREAS, pursuant to that Securities Purchase Agreement (“SPA”) dated July 20, 2006 by and between Issuer on the one hand, and Barron Partners LP and the Equity Investors named in Exhibit “A” to the SPA, on the other hand, it has been agreed that Issuer would re-purchase the Shares from Seller, and cancel same, under the terms and conditions hereinafter set forth and as set foth in the SPA;

WHEREFORE, the parties hereto hereby agree as follows:

  Sale of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Seller shall sell the Shares to the Issuer, and the Issuer shall purchase the Shares from the Seller for a purchase price (the “Purchase Price”) equal to:

(i) Five hundred fifty thousand dollars ($550,000); and

(ii) Two hundred thousand (200,000) shares of the Issuer’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”), each share of which shall be convertible into two (2) shares of the Issuer’s Common Stock following the effectuation of a reverse split by the Issuer. The Series B Preferred Stock and the underlying 400,000 shares of Common Stock shall have piggyback registration rights.

  Closing.

(a)  The purchase and sales of the Shares shall take place at a closing (the “Closing”), to be held at such date, time and place within the City of New York as shall be determined by the Issuer on notice to the Seller.

(b)  At the Closing:

(i)   The Seller shall deliver to the Issuer a certificate for the Shares, duly endorsed in form for transfer to the Issuer.

(ii)   The Issuer shall pay the Purchase Price for the Shares and deliver to Seller a certificate for the Preferred Shares.

(iii)   The Issuer shall deliver a good standing certificate issued by the Secretary of State of the State of Delaware.

(iv)   Counsel for the Issuer shall have given its opinion to the Issuer, which may be relied on by any subsequent purchasers of the Issuer’s capital stock and their counsel if such purchases take place as part of the next direct or indirect merger or similar transaction with an operating business that results in a change of control of the Issuer, to the effect that all of the issued and outstanding capital stock has been duly and validly authorized and issued and is fully paid and non-assessable and to such counsel’s knowledge not issued in violation of any preemptive right, right of first refusal or other right, and that the issuance of such capital stock was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) of the Commission thereunder.

(v) The Issuer shall cancel the Shares.

(c)  At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

(d)  All representations, covenants and warranties of the Issuer and Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though the same had been made on and as of such date.

  Representations and Warranties of the Issuer. The Issuer hereby makes the following representations and warranties to the Seller:

(a)  The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Issuer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the Issuer.

(b)  The Issuer has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The Issuer is not in violation of any of the provisions of its certificate of incorporation or by-laws, and Seller is not in violation of its operating agreement. No consent, approval or agreement of any individual or entity is required to be obtained by the Issuer in connection with the execution and performance by the Issuer of this Agreement or the execution and performance by the Issuer of any agreements, instruments or other obligations entered into in connection with this Agreement.

(c)  The Issuer has authorized capital stock consisting of 100,000,000 shares of Common Stock, par value $.001, and 10,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”), of which 39,677,966 shares of Common Stock, including the Shares, and no shares of Preferred Stock are presently issued and outstanding.

(d)  The Issuer is not a party to any agreement or understanding pursuant to which any securities of any class of capital stock are to be issued or created or transferred. The Issuer has not acquired any shares of Common Stock, and has no formal or informal agreements or understandings pursuant to which it can or will acquire any shares of Issuer Common Stock (other than this Agreement). Neither the Issuer nor any officer, director or 5% stockholder of the Issuer has any agreements, plans, understandings or proposals, whether formal or informal or whether oral or in writing, pursuant to which it or he granted or may have issued or granted any individual or entity any Convertible Security or any interest in the Issuer or the Issuer’s earnings or profits, however defined. As used in this Agreement, the term “Convertible Securities” shall mean any options, rights, warrants, convertible debt, equity securities or other instrument or agreement upon the exercise or conversion of which or upon the exchange of which or pursuant to the terms of which additional shares of any class of capital stock of the Issuer may be issued.

(e)  There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Issuer’s knowledge, threatened against the Issuer or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against the Issuer that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(f)  There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Issuer) pending or, to the Issuer’s knowledge, threatened against the Issuer or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the Issuer’s knowledge, threatened against the Issuer.

(g)  The Issuer has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business. References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

(h)  The Issuer is current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(i)  The execution and delivery of this Agreement by the Issuer and the consummation of the transactions contemplated by this Agreement will not result in any material violation of the Issuer’s certificate of incorporation or by-laws, or any applicable Law.

  Representations and Warranties of the Seller. Venture Fund I , hereby makes the following representations and warranties to the Issuer, which may be relied on by any subsequent purchasers of the Issuer’s capital stock and their counsel if such purchases take place as part of the next direct or indirect merger or similar transaction with an operating business that results in a change of control of the Issuer:

(a)  Seller initially acquired the Shares in a private stock sale exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) of the Commission thereunder, pursuant to a Stock Purchase Agreement by and between the Seller and Gasel Transportation Lines, Inc. dated as of December 30, 2005.

(b)  Seller owns the Shares free and clear of all any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind.

(c)  Venture Fund I is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Venture Fund I has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the Issuer.

(d)  Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The Seller is not in violation of any of the provisions of its certificate of incorporation or by-laws. No consent, approval or agreement of any individual or entity is required to be obtained by the Seller in connection with the execution and performance by the Seller of this Agreement or the execution and performance by the Seller of any agreements, instruments or other obligations entered into in connection with this Agreement.

(e)  The execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated by this Agreement will not result in any material violation of the Seller’s certificate of incorporation or by-laws, or any applicable Law.

(f)  There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Seller’s knowledge, threatened against the Seller or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against the Seller that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(g)  There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Issuer) pending or, to the Seller’s knowledge, threatened against the Seller or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the Seller’s knowledge, threatened against the Seller.

(h)  The Seller has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business. References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

(i)  At the time Seller was offered the Preferred Stock, it was, and at the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(j)  Seller, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Stock, and has so evaluated the merits and risks of such investment. Seller is able to bear the economic risk of an investment in the Preferred Stock and, at the present time, is able to afford a complete loss of such investment.

(k)  Seller is not purchasing the Preferred Stock as a result of any advertisement, article, notice or other communication regarding the Preferred Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(l)  The Issuer is not a party to any agreement or understanding pursuant to which any securities of any class of capital stock are to be issued or created or transferred. The Issuer has not acquired any shares of Common Stock, and has no formal or informal agreements or understandings pursuant to which it can or will acquire any shares of Issuer Common Stock (other than this Agreement). Neither the Issuer nor any officer, director or 5% stockholder of the Issuer has any agreements, plans, understandings or proposals, whether formal or informal or whether oral or in writing, pursuant to which it or he granted or may have issued or granted any individual or entity any Convertible Security or any interest in the Issuer or the Issuer’s earnings or profits, however defined. As used in this Agreement, the term “Convertible Securities” shall mean any options, rights, warrants, convertible debt, equity securities or other instrument or agreement upon the exercise or conversion of which or upon the exchange of which or pursuant to the terms of which additional shares of any class of capital stock of the Issuer may be issued.

(m)  There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Issuer’s knowledge, threatened against the Issuer or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against the Issuer that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(n)  There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Issuer) pending or, to the Issuer’s knowledge, threatened against the Issuer or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the Issuer’s knowledge, threatened against the Issuer.

(o)  The Issuer has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business. References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

  Finder’s Fee. Seller represents and warrants that no person is entitled to receive a finder’s fee from Seller in connection with this Agreement as a result of any action taken by the Issuer or Seller pursuant to this Agreement, and agrees to indemnify and hold harmless the other party, its officers, directors and affiliates, in the event of a breach of the representation and warranty set forth in this Section 4. This representation and warranty shall survive the Closing.

   Escrow. A portion of the Purchase Price equal to One Hundred Thousand Dollars ($100,000) shall be held in escrow with Heskett & Heskett (the “Escrow Agent”) for a period of six (6) months from the Closing. No later than fifteen days prior to the termination date of the Escrow, the Issuer shall give written notice to the Escrow Agent that the escrow is terminating and shall provide the Escrow Agent with a written acknowledgement stating that there are no known claims against the Issuer.

  Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

  Miscellaneous.

(a)  Entire Agreement. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b)  Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c)  Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 6(c). Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery. Notice shall be delivered to the parties at the following addresses:

If to the Issuer:            Jordan 1 Holdings Co.
                       c/o Heskett & Heskett
Attorneys at Law
501 South Johnstone, Suite 501
Bartlesville, Oklahoma 74003
Facsimile: (918) 336-3152

If to Seller:             Venture Fund I, Inc.
c/o Heskett & Heskett
Attorneys at Law
501 South Johnstone, Suite 501
Bartlesville, Oklahoma 74003
Facsimile: (918) 336-3152

With a copy to:            John Heskett, Esq.
Heskett & Heskett
Attorneys at Law
501 South Johnstone, Suite 501
Bartlesville, Oklahoma 74003
Facsimile: (918) 336-3152

Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

(d)  Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of New York in the State of New York, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth in Section 10(c) of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

(e)  Waiver of Jury Trial. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

(f)  Parties to Pay Own Expenses. Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

(g)  Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

(h)  Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(i)  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j)  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(k)  Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

VENTURE FUND I, INC. By:/s/ Ruth Shepley Name: Ruth Shepley Title: President and Sole Director

JORDAN 1 HOLDINGS COMPANY By:/s/ Gene Thompson Gene Thompson, Chief Executive Officer